Exhibit 32.2

Section 1350 Certification

In connection with the Quarterly Report of Citizens First Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, J. Steven Marcum, Executive Vice President, Finance and Chief Financial Officer, of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ J. Steven Marcum
J. Steven Marcum
Executive Vice President and Chief
Financial Officer (Principal Financial
Officer)

Date: August 10, 2015

This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed ‘filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act or otherwise subject to the liability of that section.